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                                                                     EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parents
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    None

                                                     Jurisdiction of         Percent of
Subsidiaries Consolidated                            Incorporation           Stock Owned
-------------------------                            -------------           -----------
    Amercoat Japan Company, Limited                  Japan                       100
    American Pipe & Construction International       California                  100
    Ameron (Australia) Pty. Limited                  Australia                   100
    Ameron B.V.                                      The Netherlands             100
    Ameron Composites Inc.                           Delaware                    100
    Ameron FSC                                       Guam                        100
    Ameron (Hong Kong) Ltd.                          Hong Kong                   100
    Ameron Malaysia Sdn. Bhd.                        Malaysia                    100
    Ameron (New Zealand) Limited                     New Zealand                 100
    Ameron (Pte) Ltd.                                Singapore                   100
    Ameron (UK) Limited                              United Kingdom              100
    Centron International, Inc.                      Delaware                    100
    Island Ready-Mix Concrete, Inc.                  Hawaii                      100

Subsidiaries Not Consolidated and
Fifty-Percent or Less Owned Companies
-------------------------------------

    TAMCO                                            California                   50
    Bondstrand, Ltd.                                 Saudi Arabia                 40
    Oasis-Ameron, Ltd.                               Saudi Arabia                 40
    Ameron Saudi Arabia, Ltd.                        Saudi Arabia                 30

Names of other subsidiaries not consolidated and fifty-percent or less owned companies are omitted because when considered in the aggregate as a single subsidiary they do not constitute a significant subsidiary.